FOURTH AMENDMENT TO ETF
DISTRIBUTION AGREEMENT

This fourth amendment (the “Amendment”) to the ETF Distribution Agreement dated as of May 31, 2017 (the “Agreement”), by and between Strategy Shares (the “Trust”), and Foreside Fund Services, LLC (the “Distributor”), is effective as of September 18, 2020 (the “Effective Date”).

WHEREAS, the Trust and Distributor (the “Parties”) desire to amend Exhibit A to the Agreement to reflect the addition of one Fund and the deletion of two Funds; and

WHEREAS, pursuant to Section 8(b) of the Agreement, all amendments are required to be made in writing and executed by the Parties.

NOW THEREFORE, the Parties hereby agree as follows:

1.	Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.	Exhibit A of the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto which includes the addition of Strategy Shares Gold-Hedged Bond ETF, as well as the deletion of Strategy Shares US Market Rotation Strategy ETF and Strategy Shares EcoLogical Strategy ETF.

3.	Except as expressly amended hereby, all of the provisions of the Agreement shall remain unamended and in full force and effect to the same extent as if fully set forth herein.

4.	This Amendment shall be governed by, and the provisions of this Amendment shall be construed and interpreted under and in accordance with, the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, as of the Effective Date.

STRATEGY SHARES By: _/s/ Jerry Szilagyi ____________ Name: Jerry Szilagyi Title: President	FORESIDE FUND SERVICES, LLC By: _/s/ Mark Fairbanks_______________ Name: Mark Fairbanks Title: Vice President

1

ETF DISTRIBUTION AGREEMENT

Exhibit A

As of September 18, 2020

Funds:

Strategy Shares Nasdaq 7HANDL™ Index ETF

Strategy Shares Nasdaq 5HANDL™ Index ETF

Strategy Shares Drawbridge Dynamic Allocation ETF

Strategy Shares Newfound/ReSolve Robust Momentum ETF

Day Hagan/Ned Davis Research Smart Sector ETF

Strategy Shares Gold-Hedged Bond ETF